As filed with the Securities and Exchange Commission on February 11, 1998
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------
                          CELLEGY PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

         California                                             82-0429727
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                              identification no.)

                              ---------------------
                       1065 E. Hillsdale Blvd., Suite 418
                          Foster City, California 94404
                                 (650) 524-1600
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                              ---------------------
                               K. Michael Forrest
                      President and Chief Executive Officer
                          Cellegy Pharmaceuticals, Inc.
                       1065 E. Hillsdale Blvd., Suite 418
                          Foster City, California 94404
                                 (650) 524-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                   Copies to:
                              C. Kevin Kelso, Esq.
                               Fenwick & West LLP
                         Two Palo Alto Square, Suite 700
                           Palo Alto, California 94306
                              ---------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. [ ]

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        ---------------------

                                                   CALCULATION OF REGISTRATION FEE

------------------------------------ ------------------------ ----------------------- ------------------------ ---------------------

 Title of Each Class of Securities   Amount to be Registered    Proposed Maximum        Proposed Maximum      Amount of Registration
         to be Registered                                       Offering Price per      Aggregate Offering               Fee
                                                                      Share                    Price
------------------------------------ ------------------------ ----------------------- ------------------------ ---------------------
Common Stock, no par value                 2,000,000              $  7.44 (1)             $  14,880,000            $  4,390 (1)
------------------------------------ ------------------------ ----------------------- ------------------------ ---------------------
Common Stock issuable upon
exercise of warrants                          94,063              $  9.75 (2)                   917,114                 271 (2)
------------------------------------ ------------------------ ----------------------- ------------------------ ---------------------
Common Stock issuable upon
exercise of warrants                          48,000              $  7.44 (3)                   357,120                 105 (3)
-------------------------------------------------------------------------------------------------------------- ---------------------
Total                                                                                                                $  4,766
-------------------------------------------------------------------------------------------------------------- ---------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the last sales price of the Common Stock on the Nasdaq National Market on February 6, 1998.

(2) For the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(3) For the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the last sales price of the Common Stock on the Nasdaq National Market on February 6, 1998.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

This Prospectus and the information contained herein are subject to completion or amendment. These securities may not be sold, nor may offers to buy be accepted, prior to the time the prospectus is delivered in final form. Under no circumstances shall this Preliminary Prospectus constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                  Subject to Completion dated February 11, 1998

                                   PROSPECTUS

                        2,142,063 Shares of Common Stock
                          CELLEGY PHARMACEUTICALS, INC.

      This prospectus (this "Prospectus") covers the registration for possible resale of shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of Cellegy Pharmaceuticals, Inc. ("Cellegy" or the "Company") that have either been issued to, or that may in the future be issued to, certain persons ("Shareholders") named in this Prospectus, including shares of Common Stock issuable upon the exercise of certain common stock purchase warrants (the "Warrants") held by certain of the Shareholders. (The Shares and Warrants are referred to collectively as the "Securities.")

      The Shareholders have represented in the agreements relating to the purchase of their Shares or Warrants that they were acquiring such Securities for investment and with no present intention of selling the Securities. Nevertheless, in recognition of the fact that each such Shareholder wishes to be legally permitted to sell the Shares when the Shareholder deems it appropriate, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement of which this Prospectus forms a part (the "Registration Statement") with respect to the sale of the Shares from time to time. See "Plan of Distribution." To the Company's knowledge, as of the date of this Prospectus, no Shareholder has entered into any agreement, arrangement or understanding with any particular broker, market maker or other person with respect to sale of any of the Shares offered hereby.

      This Prospectus covers 462,809 shares of Common Stock that were issued, and 1,537,191 shares of Common Stock that may be issued in the future, to certain Shareholders pursuant to an asset purchase transaction completed on December 31, 1997, see "Selling Shareholders." In addition, this Prospectus includes 142,063 shares of Common Stock that are issuable, subject to certain conditions, upon exercise of Warrants held by certain Shareholders. While the Company will receive proceeds from the exercise of the Warrants, it will not receive any of the proceeds from the resale of the Shares. See "Selling Shareholders" for information with respect to Shares held or acquirable by the Shareholders.

      Of the 2,142,063 Shares covered by this Prospectus, 462,809 Shares have been issued as of the date of this Prospectus, 94,063 Shares may be acquired upon the exercise of Warrants held by one of the Shareholders, 48,000 Shares are issuable upon the exercise of Warrants held by two other Shareholders (if certain conditions specified in such Warrants are satisfied), and up to approximately 1,537,191 Shares may be issued over time in the future to certain of the Shareholders if certain milestones and other conditions are satisfied in the agreement relating to issuance of such Shares. See "Selling Shareholders" and "Plan of Distribution." If all of such Shares were issued and all of such Warrants were exercised, the Shares covered by this Prospectus would represent approximately 18.1% (5.9% if the 1,537,191 shares are not issued and are deemed not covered by the Prospectus) of the Company's currently outstanding Common Stock. The Shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Company will pay the expenses of registration estimated at $37,000. No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Shares. The Common Stock of Cellegy is quoted on the Nasdaq National Market under the symbol "CLGY." The Shares offered hereby may be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On February 6, 1998 the closing price of the Common Stock on the Nasdaq National Market was $7.44 per share. This Prospectus may be used by the Shareholders or by any broker-dealer who may participate in sales of the Common Stock covered hereby. In addition, any Shares offered hereby which qualify for sale pursuant to Rule 144 under the Securities Act or any other exemption may be sold under Rule 144 or an other exemption rather than pursuant to this Prospectus.

      See "RISK FACTORS" commencing on page 5 for a discussion of certain factors that should be considered in connection with an investment in the Common Stock offered hereby.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ____________________.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site (located at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company. The Company's Common Stock is listed on the Nasdaq National Market and reports, proxy statements and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed therewith or incorporated therein by reference. Regarding statements contained in this Prospectus as to the contents of any contract or any other document referred to herein, in each instance where such contract or other document is filed as an exhibit to the Registration Statement or incorporated therein by reference, reference is made to such contract or document. A copy of the Registration Statement may be inspected, without charge, at the offices of the Commission in Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of the fees prescribed by the Commission.

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

(a) The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996.

(b) The Company's quarterly report on Form 10-QSB for the three months ended March 31, 1997.

(c) The Company's quarterly report on Form 10-QSB for the three months ended June 30, 1997.

(d) The Company's quarterly report on Form 10-QSB for the three months ended September 30, 1997.

(e) The Company's Proxy Statement for the Annual Meeting of Shareholders filed with the Commission on April 21, 1997.

(f) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act following the fiscal year ended December 31, 1996 and prior to the termination of the offering contemplated hereby.

(g) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on August 1, 1995.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including the exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Mr. A. Richard Juelis, Chief Financial Officer, 1065 East Hillsdale Boulevard, Suite 418, Foster City, California 94404; telephone number (650) 524-1600.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus, including without limitation, statements containing the words "believes," "estimates," "expects" and words of similar import, constitute "forward-looking statements." Such words and expressions are intended to identify such forward-looking statements, but are not intended to constitute the exclusive means of identifying such statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those discussed below under the heading "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect any events or developments. Investors should also review forward-looking statements contained in the Company's most recent Annual Report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB.


                                   THE COMPANY

     The Company was founded in 1989 and is engaged in the development of prescription drugs and cosmeceutical products based upon its patented topical and transdermal drug delivery technologies. The principal executive offices of the Company are located at 1065 E. Hillsdale Blvd., Suite 418, Foster City, CA 94404 and its telephone number is (650) 524-1600. In this Prospectus, the term "Cellegy" or "Company" refers to Cellegy Pharmaceuticals, Inc., a California corporation, unless the context otherwise requires.

                                  RISK FACTORS

     An investment in the Shares of Common Stock offered hereby is speculative in nature and involves a high degree of risk. In addition to the information contained in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Shares of Common Stock offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties, including, but not limited to, statements concerning the commencement and completion of clinical trials, the commencement of commercial sales of the Company's products, the timing of planned regulatory filings, the applicability to the Company's products of drug and cosmetic laws and regulations, the Company's intent to enter into collaborative arrangements and the planned activities of collaborative partners, the Company's strategic plans, the scope of the Company's patent coverage, anticipated expenditures and the need for additional funds. Discussions containing such forward-looking statements may be found in the material set forth under "Risk Factors" and in the reports that the Company files with the Commission that are incorporated herein by reference. Actual events or results may differ materially from those discussed in this Prospectus.

     Uncertainty of Clinical Trial Results. Before obtaining regulatory approval for the commercial sale of many of its potential drug products, the Company must demonstrate through preclinical studies and clinical trials that the product is safe and efficacious for use in the clinical indication for which approval is sought. There can be no assurance that the Company will be permitted to undertake or continue clinical trials for any of its potential products or, if such trials are permitted, that such products will be demonstrated to be safe and efficacious. Moreover, the results from preclinical studies and early clinical trials may not be predictive of results that will be obtained in later-stage clinical trials, such as the Phase III trials being conducted by Glaxo Wellcome Inc. ("Glaxo") relating to GlylorinTM. Thus, there can be no assurance that the Company's present or future clinical trials will demonstrate statistically significant safety and efficacy or will result in approval to market products.

     The Company's most advanced topical prescription candidate, Glylorin, has been licensed by Cellegy to Glaxo and is currently near completion of Phase III clinical trials in the United States. There can be no assurance that the outcome of the current Phase III clinical trial will be favorable, that further clinical studies will not be needed for Glylorin, that the United States Food and Drug Administration ("FDA") will approve Glylorin for marketing or that current or future clinical trials of any of the Company's other product candidates, will be successfully completed or lead to FDA approval. The failure of Glylorin to produce statistically significant efficacy results in its current Phase III or any future clinical testing, including toxicology studies, could have a material adverse effect on the Company.

     The evaluation of animal and human clinical test results involves making judgments about data and other information that often are not conclusive. Later testing may show those judgments to have been erroneous. For example, the Company's beliefs regarding the potential comparative therapeutic benefits of its products compared to currently marketed products may be erroneous, or the FDA may not agree with the Company's conclusions regarding such matters. Furthermore, due to the independent and blind nature of certain human clinical testing, there will be extended periods during the testing process when the Company will have only limited, or no, access to information about the status or results of the tests. Other pharmaceutical companies have believed that their products performed satisfactorily in early tests, only to find their performance in later tests, including Phase III clinical trials, to be inadequate or unsatisfactory, or that FDA Advisory Committees have declined to recommend approval of the drugs, or that the FDA itself refused approval, with the result that such companies' stock prices have fallen precipitously. The Company believes that an unsuccessful Glylorin Phase III clinical result could result in a substantial reduction in the Company's stock price.

     History of Losses; Future Profitability Uncertain. The Company has a history of operating losses and expects to incur substantial additional expenses with resulting quarterly losses over at least the next several years as it continues to develop its potential products and to devote significant resources to preclinical studies, clinical trials and manufacturing. As of September 30, 1997, the Company had accumulated net losses of approximately $17.4 million. To date, the Company has not sought regulatory approval to distribute any products. The time and resource commitment required to achieve market success for any individual product is extensive and uncertain. No assurance can be given that the Company's product development efforts will be successful, that required regulatory approvals can be obtained, that potential products can be manufactured at an acceptable cost and with appropriate quality or that any approved products can be successfully marketed.

     The Company has not generated any significant revenues from product sales or royalties from licenses of the Company's technology, and most of the potential products that may be marketed by the Company, if any, are not expected to be marketed or approved for marketing for at least the next several years. Moreover, the Company anticipates that its operating expenses will continue to increase significantly as the Company increases its research and development, preclinical, clinical, administrative and patent activities. Accordingly, in the absence of substantial revenues from new corporate collaborations, royalties on product sales or other sources, the Company expects to incur substantial and increased operating losses in the foreseeable future as certain of its earlier stage potential products move into clinical development, as additional potential products are selected as clinical candidates for further development, as the Company invests in additional facilities or capacity, and as the Company invests in research or acquires additional technologies, product candidates or businesses. The amount of net losses and the time required to reach sustained profitability are highly uncertain. To achieve sustained profitable operations, the Company, alone or with its collaborative partners, must successfully discover, develop, obtain regulatory approvals for and market its potential pharmaceutical products. No assurances can be given that the Company will be able to achieve or sustain profitability, and results are expected to fluctuate from quarter to quarter.

     Early Stage of Product Development. With the exception of certain skin care cosmeceutical products, Cellegy has not yet completed the development of its proposed products or sought regulatory approval for the marketing of drug products and has not begun to market or generate revenues from the commercialization of products. Development of most of the Company's products will require significant additional research and development. All of the Company's product development efforts are based upon technologies and therapeutic approaches that have not been widely tested or used. Moreover, the Company's beliefs regarding the therapeutic and commercial potential for its products are based on studies conducted to date, and later studies may not support the Company's current beliefs. In addition, results of the Company's studies have not been published in medical journals or reviewed by independent third parties, and as a result have not been subjected to the same degree of scrutiny as results that have been published or subjected to review by independent parties.

     The Company's potential products are subject to the risks of failure inherent in the development of products based on new technologies. These risks include the possibilities that the Company's therapeutic approaches will not be successful; that the results from future clinical trials may not correlate with any safety or effectiveness results from prior clinical studies conducted by the Company or others; that some or all of the Company's potential products will not be successfully developed or will not be found to be safe and effective by the FDA, or otherwise will fail to meet applicable regulatory standards or receive necessary regulatory clearances; that the products, if safe and effective, will be difficult to manufacture in commercial quantities at reasonable costs or will be uneconomical to market; that proprietary rights of third parties will preclude the Company from commercializing such products; or that third parties will market superior or equivalent products. There can be no assurance the Company's research and development activities will result in any commercially viable products.

     Possible FDA Regulation of Cosmeceutical Products as Drugs. The Company intends to introduce products that will compete in the cosmeceutical market. "Cosmeceuticals" are not defined in the federal Food, Drug and Cosmetic Act (the "FD&C Act"). The FDA has not defined the term by regulation and may consider use of the term to imply drug-like qualities. Cosmeceuticals (a hybrid of the words "cosmetics" and "pharmaceuticals") are products that contain active ingredients which, when applied to the skin, will enhance appearance. Cosmeceuticals which satisfy the definition of a cosmetic under the FD&C Act and which are not also drugs under that statute are not subject to the same FDA requirements as drug products. For example, cosmeceutical products that constitute cosmetics (but not drugs as well) as defined by applicable federal laws may be marketed to consumers without prior approval by the FDA, and without requiring a prescription from a physician. The Company intends to develop a number of cosmeceutical products, including a product that will compete in what is generally referred to as the "anti-wrinkling" market.

     The FDA has at times in the past contended, and may in the future contend, that one or more cosmeceutical products, including the Company's or competitors' anti-wrinkling products that are currently marketed or may in the future be marketed, are not cosmetics but instead are subject to regulation as drugs. Even if the FDA were not ultimately to prevail with regard to such a contention, such a claim by the FDA could have a material adverse effect on the Company's ability to market its proposed cosmeceutical products and could significantly delay or prohibit marketing of such products. The extent to which different kinds of current or future cosmeceutical products of the Company or its competitors are subject to FDA regulation as drugs, and the extent to which the FDA will seek to become more active in regulating cosmeceutical products, such as products that compete in the "anti-wrinkling" market, is uncertain, but will depend in part on the claims made for the cosmeceuticals by their manufacturers and marketers. The inability of the Company to market its proposed cosmeceutical products as cosmetics without prior FDA approval could have a material adverse effect on the Company's business and financial condition.

     Competition and Technological Change. The pharmaceutical industry is subject to rapid and significant technological change. In the development and marketing of topical prescription drugs, skin care and other cosmeceutical products and drug delivery systems, Cellegy faces intense competition. Competitors of the Company in the United States and abroad are numerous and include, among others, major pharmaceutical, chemical, cosmetic, consumer product, and biotechnology companies, specialized firms, universities and other research institutions. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than any which are being developed by the Company or that would render the Company's technology and potential products obsolete and noncompetitive. Many of these competitors have substantially greater financial and technical resources, production and marketing capabilities and regulatory experience than the Company. In addition, many of the Company's competitors have significantly greater experience than the Company in preclinical testing and human clinical trials of pharmaceutical products and in obtaining FDA and other regulatory approvals of products for use in health care. There can be no assurance that the Company's products under development will be able to compete successfully with existing products or products under development by other companies, universities and other institutions or that they will obtain regulatory approval in the United States or elsewhere. The Company also competes with universities developing drug delivery technologies and with several companies which have been formed to develop unique delivery systems. In addition, these companies and academic and research institutions compete with Cellegy in recruiting and retaining highly qualified scientific and management personnel.

     Patents and Proprietary Technology. The Company's success depends, in part, on its ability to obtain patent protection for its products and methods, both in the United States and in other countries. Several of the Company's products are based on existing compounds with a history of use in humans but which are being developed by the Company for new therapeutic use in skin diseases unrelated to the systemic diseases for which the compounds were previously approved. The Company cannot obtain composition patent claims on the compound itself, and will instead need to rely on patent claims, if any, directed to use of the compound to treat certain conditions or to specific formulations. The Company may not be able to prevent a competitor from using that formulation or compound for a different purpose. No assurance can be given that any additional patents will be issued to the Company, that the protection of any patents issued in the future will be significant or that current or future patents will be held valid if subsequently challenged.

     The patent position of companies engaged in businesses such as the Company's business generally is uncertain and involves complex legal and factual questions. There is a substantial backlog of patent applications at the United States Patent and Trademark Office ("USPTO"). Further, issued patents can later be held invalid by the patent office issuing the patent or by a court. There can be no assurance that any patent applications relating to the Company's products or methods will issue as patents, or, if issued, that the patents will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide a competitive advantage to the Company. In addition, many other entities are engaged in research and product development efforts in drug delivery, skin biology and cosmeceutical fields that may overlap with the Company's currently anticipated and future products, and such other entities may currently have, or may obtain in the future, legally blocking proprietary rights, including patent rights, in one or more products or methods under development or consideration by the Company. These rights may prevent the Company from commercializing technology, or may require the

Company to obtain a license from the entity to practice the technology. There can be no assurance that the Company will be able to obtain any such licenses that may be required on commercially reasonable terms, if at all, or that the patents underlying any such licenses will be valid or enforceable. Moreover, the laws of certain foreign countries do not protect intellectual property rights relating to United States patents as extensively as those rights are protected in the United States. As with other companies in the pharmaceutical industry, the Company is subject to the risk that persons located in such countries will engage in development, marketing or sales activities of products that would infringe the Company's patent rights if such activities were in the United States.

     The agreements with the University of California pursuant to which the Company has exclusive license rights to certain drug delivery and other technology contain certain development and performance milestones which the Company must satisfy in order to retain such rights. While the Company currently believes it will be able to satisfy the milestone dates, a loss of rights to these technologies could have a material adverse effect on the Company.

     Dependence on Collaborative Partners. In view of the early stage of the Company and its research and development programs, the Company has restricted hiring to research and development scientists and a small administrative staff and has made limited or no investment in marketing, product sales and regulatory compliance resources. The Company has granted to Glaxo certain exclusive rights to commercialize Glylorin for the indications covered by the Company's agreement with Glaxo, and may in the future enter into agreements with certain of its collaborative partners granting similar rights with respect to other products. The Company has other collaborative agreements with certain third party companies or academic institutions, and intends to enter into other collaborative agreements in the future, relating to the research, development, manufacture and marketing of certain potential products. In some cases, the Company is relying, and in the future will rely, on its collaborative partners to conduct clinical trials, to compile and analyze the data received from such trials, to obtain regulatory approvals and, if approved, to manufacture and market these products. As a result, the Company may have little or no control over the development of these potential products, including Glylorin, and little opportunity to review clinical data before or after public announcement. The Company believes that an unsuccessful Phase III clinical result with Glylorin could result in the termination of the license agreement by Glaxo. There can be no assurance that the Company will be able to establish any other collaborative arrangements or that they will be successful. Failure to enter into any such arrangements that in the future might be necessary could have a material adverse effect on the Company's business and financial condition.

     Government Regulation and Drug Product Approvals. The research, development, testing, manufacture, labeling, distribution, marketing and advertising of products such as the Company's products and its ongoing research and development activities are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. The extensive preclinical and clinical testing requirements and regulatory approval process of the FDA in the United States and of certain foreign regulatory authorities require a number of years and the expenditure of substantial resources. There can be no assurance that the Company will be able to obtain the necessary approvals for clinical testing or for the marketing of products on a timely basis or at all. Moreover, additional government regulations may be established that could prevent or delay regulatory approval of the Company's products. Delays in obtaining regulatory approvals could have a material adverse effect on the Company's business and results of operations. Even if regulatory approval of a product is granted, such approval may include significant limitations on the indicated uses of the product or the manner in which or conditions under which the product may be marketed. For example, even if the Company seeks FDA approval of a product for non-prescription consumer sales, the FDA could instead require that the product be distributed by means of a prescription before considering approval for distribution as a non-prescription product. Prescription only approval, which the Company believes is common where a company seeks approval for a product involving a new compound or a compound previously approved for other uses, could delay for several years, or indefinitely, distribution through the non-prescription channel of the Company's products which are subject to premarket review and approval by the FDA. Moreover, failure to comply with regulatory requirements for marketing drugs, or if the Company's cosmeceutical products are deemed to be drugs by the FDA, could subject the Company to regulatory or judicial enforcement actions, including, but not limited to, product recalls or seizures, injunctions against production, distribution, sales and marketing, civil penalties, criminal prosecution of the Company, its officers or employees, refusals to approve new products and suspensions and withdrawals of existing approvals, as well as potentially increased product liability exposure. Sales of the Company's products outside the United States will be subject to regulatory requirements governing clinical trials and marketing approval. These requirements vary widely from country to country and could delay introduction of the Company's products in those countries.

     Limited Experience with Clinical Trials. The Company has conducted only a limited number of clinical trials to date. There can be no assurance that the Company will be able to successfully commence and complete all of its planned clinical trials without significant additional resources and expertise. In addition, there can be no assurance that the Company will meet its contemplated development schedule for any of its potential products. The inability of the Company or its existing or any future collaborative partners to commence or continue clinical trials as currently planned, to complete the clinical trials on a timely basis or to demonstrate the safety and efficacy or its potential products, would have a material adverse effect on the business and the financial condition of the Company.

     Future Capital Needs; Uncertainty of Additional Funding. The Company's operations to date have consumed substantial amounts of cash. The Company's cash needs are expected to continue to increase significantly over at least the next several years in order to fund the additional expenses the Company will incur as it expands its current research and development programs, particularly in the drug delivery, prescription pharmaceutical and cosmeceutical product areas. The Company has no current source of significant ongoing revenues or capital beyond existing cash, and payments, if any, that may be received pursuant to the existing licensing agreements with Glaxo. In order to complete the research and development and other activities necessary to commercialize its products, additional financing may be required. The Company's future expenditures and capital requirements depend on numerous factors, including without limitation the progress of its research and development programs, the progress of preclinical and clinical testing, the time and costs involved in obtaining regulatory approvals and complying with pre- and post-regulatory approval requirements, the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, changes in the Company's existing research relationships, the ability of the Company to establish collaborative arrangements, the development of commercialization activities and arrangements, the purchase of capital equipment and any funding that may be received from third parties pursuant to license, development or other agreements that the Company may enter into in the future and the level of royalties or revenues, if any, from commercial product sales.

     As a result, the Company may seek private or public equity investments and future collaborative arrangements with third parties to help fund its future cash needs. There is no assurance that such funding will be available on acceptable terms, if at all. Insufficient funding may require the Company to delay, reduce or eliminate some or all of its research and development activities, planned clinical trials and administrative programs. The Company believes that available cash resources will be adequate to satisfy its anticipated capital needs through at least December 31, 1999.

     Limited Sales and Marketing Experience. The Company may market certain of its products, if successfully developed and approved, through a direct sales force in the United States and through sales and marketing partnership arrangements or distribution arrangements outside the United States. The Company has no history or experience in sales, marketing or distribution. To market its products directly, the Company must either establish a marketing group and direct sales force or obtain the assistance of one or more third parties. There can be no assurance that the Company will be able to establish sales and distribution capabilities or succeed in gaining market acceptance for its products. If the Company enters into marketing or licensing arrangements with established pharmaceutical companies, the Company's revenues will be subject to the payment provisions of such arrangements and will be dependent on the efforts of third parties. There can be no assurance that the Company will be able to successfully establish a direct sales force or that its collaborators will effectively market any of the Company's potential products, and the inability of the Company or its collaborators to do so could have a material adverse effect on the business and financial condition of the Company.

     Manufacturing Limitations; Suppliers. The Company has no experience in manufacturing commercial quantities of its potential products and currently does not have any capacity to manufacture potential products on a commercial scale itself. The Company currently relies on a third party to manufacture unprocessed compounds into therapeutic products. Although the Company believes that there will be adequate third party manufacturers, there can be no assurance that the Company will be able to enter into acceptable agreements with third party manufacturers, and the Company is and will be dependent upon third party contract manufacturers for such production. There can be no assurance that the Company will continue to be able to obtain contract manufacturing on commercially acceptable terms for compounds or products and quantities currently obtainable. There can be no assurance that manufacturing or quality control problems will not arise at the manufacturing plants of the Company's contract manufacturers or that such manufacturers will be able to maintain the compliance with the FDA's current good manufacturing practice requirements necessary to continue manufacturing the Company's products.

     Uncertainty Related to Health Care Industry. The health care industry is subject to changing political, economic and regulatory influences that may significantly affect the purchasing practices and pricing of human therapeutics. Cost containment measures, whether instituted by health care providers or enacted as a result of government health administration regulators or new regulations, such as pricing limitations or formulating eligibility for dispensation by medical providers, could result in greater selectivity in the availability of treatments. Such selectivity could have an adverse effect on the Company's ability to sell its prescription products and there can be no assurance that adequate third party coverage will be available for the Company to maintain price levels sufficient to generate an appropriate return on its investment in product development. Third-party payors are increasingly focusing on the cost-benefit profile of alternative therapies and prescription drugs and challenging the prices charged for such products and services. Also, the trend towards managed health care in the United States and the concurrent growth of organizations such as health maintenance organizations which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices or proposals to reform health care or reduce government insurance programs or result in lower prices or reduced markets for the Company's products. The cost containment measures and reforms that government institutions and third party payors are considering instituting could result in significant and unpredictable changes to the marketing, pricing and reimbursement practices of prescription drugs marketed by bio-pharmaceutical companies such as the Company. The adoption of any such measures or reforms could have a material adverse effect on the business and financial condition of the Company. However, cosmeceutical products generally are not reimbursed by third party payors.

     Dependence Upon Key Employees. The success of the Company is dependent upon the efforts of its senior management team, including Dr. Carl R. Thornfeldt, Chairman of the Board of Directors and Medical Director of the Company, and K. Michael Forrest, Chief Executive Officer of the Company. A change in the association of these individuals or other officers and directors of the Company could adversely affect the Company if suitable replacement personnel could not be employed. The success of the Company also depends upon its ability to continue to attract and retain qualified scientific and technical personnel. There is intense competition for qualified personnel in the areas of the Company's activities, and there can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development or expansion of its business.

     Environmental Regulation. The Company is subject to federal, state and local laws and regulations governing the use, generation, manufacture, storage, discharge, handling and disposal of certain materials and wastes used in its operations, some of which are classified as "hazardous." There can be no assurance that the Company will not be required to incur significant costs to comply with environmental laws, the Occupational Safety and Health Act, and state, local and foreign counterparts to such laws, rules and regulations as its activities are increased or that the operations, business and future profitability of the Company will not be adversely affected by current or future laws, rules and regulations. The risk of accidental contamination or injury from hazardous materials cannot be eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. In any event, the cost of defending claims arising from such contamination or injury could be substantial. In addition, the Company cannot predict the extent of the adverse effect on its business or the financial and other costs that might result from any new government requirements arising out of future legislative, administrative or judicial actions.

     Risk of Product Liability; Limited Product Liability Insurance. The testing, marketing and sale of human health care products entails an inherent risk of allegations of product liability. There can be no assurance that substantial product liability claims will not be asserted against the Company. The Company has obtained limited amounts of insurance relating to its clinical trials. There can be no assurance that the Company will be able to obtain or maintain insurance on acceptable terms for its clinical and commercial activities or that any insurance obtained will provide adequate protection against potential liabilities.

     Anti-Takeover Provisions. Certain provisions of the Company's Amended and Restated Articles of Incorporation, as well as the California General Corporation Law, could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of the Company without approval of the Company's Board of Directors. Such provisions could also limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. Certain of such provisions allow the Board of Directors to authorize the issuance of preferred stock with rights superior to those of the Common Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The Company has no current plans to issue shares of preferred stock. The Company is also subject to the provisions of Section 1203 of the California General Corporation Law which requires that a fairness opinion be provided to the Company's shareholders in connection with their consideration of any proposed "interested party" reorganization transaction.

     Volatility of Stock Price. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of the Common Stock, like the stock prices of many publicly-traded pharmaceutical, chemical, consumer, and biotechnology companies, may prove to be highly volatile. Announcements of technological innovations or new commercial products by the Company or its competitors, developments or disputes concerning patent or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, public concern as to the safety of pharmaceutical products, sales of a large number of shares of Common Stock in the market and economic and other external factors, as well as period-to-period fluctuations in financial results, among other factors, may have a significant impact on the market price of the Common Stock.

                              SELLING SHAREHOLDERS

     The Shareholders consist of (i) Neptune Pharmaceutical Corporation ("Neptune"), which received Shares and which has the right to receive additional Shares under the terms of an Asset Purchase Agreement with the Company dated December 31, 1997 (the "Neptune Agreement") and certain persons who may receive some or all of such Shares as the result of ownership of shares of, or agreements with, Neptune, (ii) CIBC Oppenheimer Corp. which holds a warrant (the "Underwriter Warrant") to purchase up to 94,063 shares of Common Stock, (iii) The Trout Group LLC, which holds a warrant (the "Trout Warrant") to purchase 24,000 shares of Common Stock, and (iv) BMC, Inc., which holds a warrant (the "BMC Warrant") to purchase 24,000 shares of Common Stock.

     Neptune sold and transferred certain assets to Company pursuant to the Neptune Agreement relating primarily to a topical product candidate for the treatment for anal fissures and hemorrhoids and certain other related intellectual property. CIBC Oppenheimer Corp. acted as the underwriter in connection with the Company's November 1997 public offering of shares of Common Stock. The Trout Group LLC is an investment relations firm and BMC, Inc., is a media relations firm, both of which provide services to the Company pursuant to an agreement with the Company.

     The Registration Statement of which this Prospectus is a part is being filed, and the Shares offered hereby are included herein, pursuant to registration rights included in the Neptune Agreement, the Underwriter Warrant, the Trout Warrant, and the BMC Warrant (together, the "Registration Rights"). In recognition of the fact that each such Shareholder, even though subject to certain lock-up restrictions or other conditions prohibiting exercise or sale of underlying Shares, wishes to be legally permitted to sell the Shares when it deems appropriate, the Company has filed the Registration Statement with the Commission with respect to the sale of such Shares from time to time. To the Company's knowledge, as of the date of this Prospectus, no Shareholder has entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to sale of any of the Shares offered hereby.

     Under the terms of the Underwriter Warrant the Underwriter has the right to acquire up to 94,063 shares of Common Stock at an exercise price of $9.75 per share. The Underwriter Warrant is exercisable for a period of four years commencing November 19, 1998, and includes certain registration rights with respect to the Common Stock issuable upon the exercise of the Underwriter Warrant. The Underwriter Warrant includes provisions restricting sale, transfer, assignment or hypothecation of any shares acquired upon exercise of the Underwriter Warrant until November 19, 1998, except as to officers of CIBC Oppenheimer Corp. The exercise price and number of shares issuable upon exercise of the Underwriter Warrant may be subject to adjustment pursuant to anti-dilution provisions.

     Under the terms of the Trout Warrant and BMC Warrant, each Warrantholder has the right to acquire up to 24,000 shares of Common Stock, with such Warrants becoming exercisable at the rate of 2,000 Shares each month commencing October 1, 1997. The exercise price varies with the actual Common Stock market price on the dates the Warrants become exercisable. However, the exercise prices will be no greater than $15 per Share or less than $8.75 per Share. The Trout Warrant and BMC Warrant are exercisable for a period of five years commencing on October 1, 1997, but subject to earlier termination under certain circumstances, including cancellation of the service agreement.

     As of the date of this Prospectus, 462,809 shares have been issued to Neptune. Under the Neptune Agreement, the Company is obligated to issue additional shares to Neptune from time to time upon the attainment of various milestones, and subject to the satisfaction of certain other conditions specified in the Neptune Agreement. This Prospectus covers 1,537,191 of such shares. As of the date of this Prospectus, none of these potentially issuable additional shares have been issued and there can be no assurance that any of such shares will be issued in the future.

     The following table and accompanying footnotes identify each Shareholder based upon information provided to the Company, set forth as of February 6, 1998, with respect to the Shares beneficially held by or acquirable within 60 days of the date of the information in the table by, each Shareholder and the shares of Common Stock

                                       12



beneficially owned by the Shareholders which are not covered by this Prospectus.
Except as described above, based on information supplied to the Company, no Shareholder has had any position, office or other material relationship with the Company within the past three years. With respect to beneficial ownership of the Shareholders identified in the table below, the table does not reflect beneficial ownership of any of the 1,537,191 shares described above since such Shareholders do not have the right to receive such shares within 60 days of the date of the table.

                                     Shares Beneficially Owned       Number of       Shares Beneficially Owned
                                         Prior to Offering         Shares Being            After Offering
              Name                    Number         Percent         Offered           Number         Percent
              ----                    ------         -------         -------           ------         -------
Neptune Agreement
-----------------
Neptune Pharmaceutical Corp.            462,809        4.6           462,809             0               *
Stephen R. Gorfine (1)                  226,591        2.2           226,591             0               *
Nine other persons, none of whom
   individually owns more than 1%
   of the outstanding common stock
   (1)                                  236,218        2.4           236,218             0               *

Warrants
--------
CIBC Oppenheimer Corp.                   94,063         *             94,063             0               *
The Trout Group LLC                      24,000         *             24,000             0               *
BMC, Inc.                                24,000         *             24,000             0               *

*    Less than 1%.

(1) Represents such person's percentage beneficial ownership interest of shares originally issued to Neptune Pharmaceutical Corporation pursuant to the Neptune Agreement.


                              PLAN OF DISTRIBUTION

     The Registration Statement of which this Prospectus forms a part has been filed pursuant to the Registration Rights. To the Company's knowledge, as of the date hereof, no Shareholder has entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the Shares offered hereby, nor does the Company know the identity of any of the brokers or market makers that any Shareholder may utilize in connection with the sale of any Shares. The Shares covered hereby may be offered and sold from time to time by the Shareholders. The Shareholders will act independently of the Company in making decisions concerning sales or other disposition of any Shares, and will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq National Market or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. In addition, any Shares offered hereby which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 or any other exemption may be sold under Rule 144 or an other exemption rather than pursuant to this Prospectus.

     The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer engaged by the Shareholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) through privately negotiated transactions; (c) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. To the Company's knowledge, the Shareholders have not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Shareholders in amounts to be negotiated.

     In offering their Shares, the Shareholders and any broker-dealers who execute sales for the Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

     The Shareholders have advised the Company that, during such time as they may be engaged in a distribution of the shares of Common Stock included herein, they will comply with the applicable provisions under Regulation M under the Securities Exchange Act of 1934, as amended ("Regulation M"), and, in connection therewith, each of the Shareholders has agreed not to engage in any stabilization activity in connection with any securities of the Company, to furnish copies of this Prospectus to each broker-dealer through which the shares of Common Stock included herein may be offered, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under Regulation M. Each of the Shareholders has also agreed to inform the Company and broker-dealers through whom sales may be made hereunder when the distribution of the shares is completed.

     Rule 102 and 103 under Regulation M prohibit participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 under Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     This offering will terminate as to each Shareholder on the earlier of (a) the date on which such Shareholder's shares may be resold without volume restrictions under the Securities Act; or (b) the date on which all Shares offered hereby have been sold by the Shareholders. There can be no assurance that any of the Shareholders will sell any or all of the shares of Common Stock offered hereby.

     Pursuant to the registration rights granted in the Neptune Agreement, Neptune and the Shareholders identified in this Prospectus as persons who may receive Shares from Neptune have agreed to sell their Shares (referred to for this purpose as "Registrable Securities") pursuant to this Prospectus only during a "Permitted Window."

     A "Permitted Window" is a period of 60 consecutive calendar days commencing upon delivery to the Neptune Shareholder of the Company's written notification to the Neptune Shareholder in response to a Notice of Resale that the Prospectus contained in the Registration Statement is available for resale. In order to cause a Permitted Window to commence, the Neptune Shareholder must first give written notice to the Company of its present intention to sell part or all of the Registrable Securities pursuant to such registration (a "Notice of Resale"). Upon receipt of such Notice of Resale, the Company will give written notice to the Neptune Shareholders as soon as practicable, but in no event not more than three business days after such receipt, that (A) the Permitted Window will commence on the date such notice is received by the Neptune Shareholder, (B) it is necessary for the Company to supplement the Prospectus or make an appropriate filing with the Commission so as to cause the Prospectus to become current (unless the Company exercises its deferral rights as provided in the Neptune Agreement), or (C) the Company is required under the Securities Act to amend the Registration Statement in order to cause the Prospectus to be current (unless the Company exercises its deferral rights as provided in the Neptune Agreement). If the Company determines that a supplement to the Prospectus, the filing of a report pursuant to the Exchange Act or an amendment to the Registration
Statement is necessary, it will take such actions as soon as reasonably practicable (subject to certain exceptions), and the Company will notify the Neptune Shareholder of the filing of such supplement, report or amendment, and, in the case of an amendment, the effectiveness thereof, and the Permitted Window will then commence. The Company is also permitted in certain circumstances and upon notice to the Neptune Shareholders to suspend a Permitted Window after it has opened for up to 30 days (and fewer days in certain circumstances).


                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Fenwick & West LLP, Two Palo Alto Square, Suite 700, Palo Alto, California 94306.


                                     EXPERTS

     The financial statements of Cellegy Pharmaceuticals, Inc. appearing in Cellegy Pharmaceuticals, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                               ------------------

                               TABLE OF CONTENTS

Availabe Information ......................................................  2
Incorporation of Certain Documents by Reference ...........................  3
Forward-looking Statements ................................................  4
The Company ...............................................................  4
Risk Factors ..............................................................  5
Selling Shareholders ...................................................... 12
Plan of Distribution ...................................................... 14
Legal Matters ............................................................. 15
Experts ................................................................... 15


                      [CELLEGY PHARMACEUTICALS, INC. LOGO]


                              2,142,063 Shares of
                                  Common Stock



                               ------------------
                                   PROSPECTUS
                               ------------------


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of Common Stock being registered hereby, all of which will be paid by the Registrant. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee                      $ 4,766
Nasdaq National Market filing fee                                          4,628
Accounting fees and expenses                                               3,500
Legal fees and expenses                                                   20,000
Printing and miscellaneous                                                 4,106
                                                                         -------

Total                                                                    $37,000
                                                                         -------


ITEM 15. Indemnification of Directors and Officers.

     The Registrant's Amended and Restated Articles of Incorporation (the "Restated Articles") include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the maximum extent permitted under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     The Restated Articles also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaws provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. Indemnification may only be authorized by a majority of Registrant's directors or shareholders or by order of a court, unless the agent has been successful on the merits. In addition, the Registrant's policy is to enter into indemnification agreements with each of its officers and directors. These indemnification agreements provide that directors and officers will be indemnified and held harmless to the fullest extent permitted by law. These agreements, together with the Restated Articles, may require the Registrant, among other things, to indemnify such directors, officers and employees against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

     Section 317 of the California Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Underwriting Agreement referred to below sets forth certain provisions with respect to the indemnification of the Registrant and certain directors, officers, and controlling persons against certain losses and liabilities, including certain liabilities under the Securities Act.

     The Amended and Restated Registration Rights Agreement dated April 10, 1992, entered into by and among the Registrant and various investors, and the Amended and Restated Registration Rights Agreement dated February 10, 1995, entered into by and among the Registrant and various investors provide for cross indemnification of certain holders of Registrant's securities, and of Registrant and its officers and directors for certain liabilities existing under the Securities Act and otherwise.

     The Registrant also maintains a director and officer liability policy.

ITEM 16. Exhibits.

     The following exhibits are filed herewith or incorporated by reference herein:

  Exhibit
  Number     Exhibit Title
  ------     -------------
     4.1     Amended and  Restated  Articles of  Incorporation  of the  Company.
             (Incorporated   by  reference  to  Exhibit  3.2  to  the  Company's
             Registration Statement on Form SB-2 (Registration No. 33-93288 LA) declared effective on August 11, 1995 (the "SB-2").)
     4.2     Bylaws of the Company. (Incorporated by reference to Exhibit 3.3 to the SB-2.)
     4.3     Specimen Common Stock  Certificate.  (Incorporated  by reference to
             Exhibit 4.1 to the SB-2.)
     4.4     Asset  Purchase  Agreement  dated  December  31,  1997  between the
             Company and Neptune Pharmaceutical Corporation. (Incorporated by reference to Exhibit 99.1 to the Company's Report on Form 8-K filed on January 14, 1998. (The Company has requested confidential treatment with respect to portions of such exhibit.))
     4.5     Common Stock  Purchase  Warrant dated November 24, 1997 between the
             Company and CIBC Oppenheimer Corp.
     5.1     Opinion of Fenwick & West LLP.
    23.1     Consent of Ernst & Young LLP, Independent Auditors.
    24.1     Power of Attorney (See signature page.)

ITEM 17. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on February 11, 1998.

                                           CELLEGY PHARMACEUTICALS, INC.

                                           By:  /s/  K. MICHAEL FORREST
                                              ----------------------------------
                                                     K. Michael Forrest
                                                     President and Chief
                                                     Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K. Michael Forrest and A. Richard Juelis, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all of said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

              Name                                        Title                                 Date
              ----                                        -----                                 ----
Principal Executive Officer:

    /s/   K. MICHAEL FORREST                   President, Chief Executive Officer and        February 11, 1998
-----------------------------------------         Director
          K. Michael Forrest

Principal Financial Officer
and Principal Accounting Officer:


    /s/   A. RICHARD JUELIS                    Vice President, Finance, Chief Financial      February 11, 1998
-----------------------------------------         Officer and Secretary
          A. Richard Juelis

Directors:

    /s/   CARL R. THORNFELDT, M.D.             Chairman of the Board of Directors            February 11, 1998
-----------------------------------------
          Carl R. Thornfeldt, M.D.

    /s/   JACK L. BOWMAN                       Director                                      February 11, 1998
-----------------------------------------
          Jack L. Bowman

    /s/   DENIS R. BURGER, PH.D.               Director                                      February 11, 1998
-----------------------------------------
          Denis R. Burger, Ph.D.

    /s/   TOBI B. KLAR, M.D.                   Director                                      February 11, 1998
-----------------------------------------
          Tobi B. Klar, M.D.

    /s/   ALAN A. STEIGROD                     Director                                      February 11, 1998
-----------------------------------------
          Alan A. Steigrod

    /s/   LARRY J. WELLS                       Director                                      February 11, 1998
-----------------------------------------
          Larry J. Wells